Exhibit 10.49

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (as amended, supplemented or extended from time to time, this “Agreement”) is entered into this January 9, 2005, by and between BRITESMILE, INC., a Utah corporation (the “Employer” or “Company”), and GREGG COCCARI (“Employee”).

WHEREAS, the Employer desires to engage Employee as an employee, and Employee desires to accept employment by the Employer, on the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

1. Employment and Employment Period.

(a) Position and Duties.

(i) Subject to the terms and conditions of this Agreement, the Employer agrees to employ Employee, and Employee agrees to be employed by the Employer, during the Employment Term (as defined in Section 1(b)).

(ii) During the Employment Term, Employee will serve as Chief Executive Officer of the Employer with all of the authority, duties and responsibilities commensurate with such position. The Employee shall report to the Chairman of the Board of Directors and, subject to the prior sentence, be subject to the directions of the Company’s Board of Directors.

(iii) At all times during the Employment Term, Employee agrees to devote Employee’s full business time, attention and energies to the duties of Employee’s employment under this Agreement.

(iv) Employee shall also be nominated at the earliest possible opportunity to serve as a member of the Company’s Board of Directors and as a member of the Company’s Executive Committee.

(v) Notwithstanding Section 1(a)(iii) but subject to Section 5(a) hereof, during the Employment Term, the Employee shall be permitted to act as a director (or on an advisory board) of business enterprises that are engaged in activities in an area that is not competitive with the business of the Company and that has been disclosed by the Employee to the Employer. In addition, Employee shall be entitled to be involved in charitable activities and boards and manage his and his family’s investments and other personal affairs so long as such activities do not materially interfere with the performance of his duties hereunder.

(b) Employment Term. The Employee shall begin his employment on the date hereof (the “Start Date”). Subject to Section 4, the term of Employee’s employment (the “Employment Term”) shall commence on the Start Date and shall continue until that date which is five (5) years after the Start Date (the “Termination Date”); provided, however, that the Termination Date shall be automatically extended for successive one (1) year periods unless either party gives the other written notice of nonextension at least ninety (90) days before the then Termination Date.

(c) Place of Employment. The Employee will perform his duties at the Company’s principal Executive Offices which are now located in Walnut Creek, California. The Employee acknowledges that such location can change, but shall not be changed by more than thirty-five (35) miles from San Francisco, California without the Employee’s prior written consent.

(d) Confidentiality Agreement. As a condition to Employee’s employment by the Employer as contemplated by this Agreement, Employee hereby acknowledges that he shall continue to be bound by the Confidentiality and Rights Ownership Agreement by and between Employer and Employee, dated as of the date hereof (the “Confidentiality Agreement”).

2. Compensation.

(a) Salary. During the Employment Term, in consideration for the services to be rendered hereunder, and subject to the terms and conditions of this Agreement, the Employer hereby agrees to pay Employee, in accordance with its normal payroll practices, an annual base salary of $350,000 as increased (the “Annual Base Salary”), with such increases (but once increased not decreased) thereafter as the Employer shall decide. All compensation shall be subject to all applicable tax withholding and similar requirements under applicable law.

(b) Incentive Compensation. In addition to the Annual Base Salary, Employee shall be eligible to receive an annual performance bonus with a target of one hundred percent (100%) of Base Salary (the “Target Bonus Amount”) the entitlement to which shall be based on the achievement of certain defined objectives per fiscal year, each of which, if achieved, shall entitle the Executive to an agreed portion of, or amount in excess of, the Target Bonus Amount. These objectives shall be set annually by the Employee and the Chairman of the Board of Directors and with the approval of the Compensation Committee. The objectives for the 2005 fiscal year shall be determined in good faith by the parties within sixty (60) days of the Start Date and there shall be no proration of the bonus because of a Start Date after January 1, 2005. The amount of any such performance bonus earned shall be paid to the Employee within sixty (60) days of the end of the fiscal year to which it relates.

(c) Alternate Incentive Compensation. Employer and the Company may agree that Employee shall participate in a Management Cash Incentive Program to be adopted by the Company in lieu of the Incentive Compensation provided under Section 2(b) above for fiscal years after 2005.

(d) Options. The Employee has been granted effective as of the Start Date Options to purchase 600,000 shares of BriteSmile common stock. Such Options have been granted under the terms of the Option Agreement dated as of the date hereof (the “Option Agreement”). The Company represents to the Employee that the shares issuable pursuant to the Option Agreement shall be made subject to an effective registration statement on Form S-8 filed with the United States Securities and Exchange Commission within thirty (30) days after the Start Date. The options will have the following terms in addition to the terms set forth in the Option Agreement:

•	The Exercise Price of the Options will be $6.30, the closing price of BriteSmile’s common stock on January 7, 2005.

•	Options on 120,000 shares will vest upon the Start Date subject to Employee’s commencing his employment hereunder on such date.

•	Options on the remaining 480,000 shares will vest monthly over the next forty-eight (48) months (on the first day of each month) at the rate of 10,000 shares per month, subject to Employee’s continuing employment hereunder on such dates, provided that on termination without Cause, termination for Good Reason or nonrenewal by the Company, all Options shall fully vest.

(e) Sign-on Shares. In addition to the Options, the Company has issued to the Employee 240,000 shares of restricted common stock (the “Sign-On Shares”). The Sign-On Shares shall vest 80,000 on the date of issuance and, subject to Employee’s continuing employment hereunder on such dates, 80,000 shares on the first anniversary of the Start Date and 80,000 of the second anniversary of the Start Date. The terms of the grant of the Sign-On Shares are as set forth in that certain Restricted Stock Grant Agreement dated as of the date hereof, which also includes piggy-back and demand registration rights for the Sign-On Shares on Form S-3.

3. Benefits. During the Employment Term, Employee shall be entitled to participate in all medical, profit sharing and other benefit and equity plans made available to senior executives of the Company on terms no less favorable as offered to the Company’s other senior executives. The Employer reserves the right to alter, revise or eliminate any prior practice, policy or benefit in whole or in part, without notice.

4. Termination of Employment.

(a) Termination for Cause. This Agreement (and the Employment Term) may be terminated at any time by the Employer for Cause, by written notice to the Employee specifying in reasonable detail the reasons therefor. The term “Cause” shall mean willful misconduct or dishonesty with regard to the Company of a material nature, or conviction of, or pleading of guilty or nolo contendere to, a felony, or failure to attempt in good faith to perform Employee’s duties after written notice of such failure (other than as a result of physical or mental incapacity).

(b) Death or Permanent Disability of Employee. Employee’s employment hereunder and the Employment Term shall terminate upon Employee’s death. In addition, the Employer shall have the right to terminate Employee’s employment hereunder and the Employment Term upon 15 days’ written notice if and when Employee becomes permanently disabled within the meaning of any permanent disability insurance policy which may be maintained by the Employer for the benefit of Employee and under which the Employee is entitled to benefits under Section 3 (provided that any such termination shall not occur prior to the Employee being absent from performance of his material duties for at least four (4) consecutive months as a result of such disability; and further provided, however, that if Employer does not maintain such a permanent disability insurance policy for the benefit of Employee, Employee shall be deemed permanently disabled if Employee, by reason of injury, illness or similar cause was unable to perform his material duties for a period of 120 consecutive days or 150 days in any 360-day period.

(c) Compensation Upon Death, Disability, Termination for Cause, Termination without Good Reason. If (i) Employee dies during the Employment Period or the Employer terminates Employee’s employment upon Employee’s becoming permanently disabled, as described in Section 4(b), or (ii) the Employer terminates Employee’s employment for Cause, as described in Section 4(a), or (iii) commencing effective on the second (2nd) anniversary of the Start Date, the Employee terminates his employment without Good Reason (which right the Employee shall have upon ninety (90) days prior written notice to the Company and which notice may be given prior to or after the second (2nd) anniversary of the Start Date effective on such anniversary or thereafter) then the Employment Term shall cease and (A) the Employer will pay to Employee (or Employee’s estate or representatives, as the case may be) within thirty (30) days following such termination of employment (or on the earliest later date as may be required to comply with Internal Revenue Code Section 409A to the extent applicable) (x) the unpaid Annual Base Salary and vacation earned by Employee before the date of such event as provided for in this Agreement (computed pro rata up to and including the date of such event), (y) any earned but unpaid bonus for any completed prior fiscal year, (iii) other than in the case of (ii) or (iii) above, a pro rated bonus for the fiscal year of termination based on actual results for the fiscal year and the relative period of the fiscal year during which Employee was employed and (iv) as provided under any benefit, incentive or equity plan, program or practice (paid when the bonus would have been paid Employee if employed (the “Accrued Obligations”); and (B) the Employee shall continue to be bound by the Confidentiality Agreement in accordance with its terms. Except as expressly provided in this Agreement, such payments will be in lieu of any and all other compensation, benefits and claims of any kind, excepting only any rights to equity and Employee’s rights to indemnification and officers and directors liability insurance.

(d) Termination Without Cause. The Employer, by written notice to Employee, shall have the right to terminate Employee’s employment without Cause for any reason or for no reason. If the Employer terminates Employee’s employment without Cause for any reason or for no reason, as described in this Section 4(d), then (A) the Employer will pay to

Employee (i) within thirty (30) days following such termination, the Accrued Obligations, (ii) within thirty (30) days following such termination (or on the earliest later date as may be required by Internal Revenue Code Section 409A to the extent applicable), a lump sum equal to twelve (12) month’s Annual Base Salary and (iii) an amount equal to the Target Bonus Amount payable in twelve (12) equal monthly payments in accordance with the Company’s normal payroll practices; provided that if in contemplation of, or within one (1) year, after a Change in Control, two (2) times such Annual Base Salary and Target Bonus Amount; and (B) the Employee shall continue to be bound by the Confidentiality Agreement in accordance with its terms. Except as expressly provided in this Agreement, such payments will be in lieu of any and all other compensation, benefits and claims of any kind, excepting only any rights to equity and Employee’s rights to indemnification and officers and directors liability insurance.

A “Change of Control” shall be deemed to have occurred if (a) individuals who are directors of the Company immediately prior to a Control Transaction shall cease, within one (1) year after such Control Transaction, to constitute a majority of the Board of Directors of the Company (or of the Board of Directors of any successor to the Company, or of any company to which all or substantially all of the Company’s assets may have been sold or transferred), or (b) any entity, person or Group (other than the Company or a subsidiary corporation of the Company and any company directly or indirectly controlled by Anthony M. Pilaro and members of his family and their decedents and shareholders of the Company that are presently represented on the Company’s Board of Directors) acquires shares of the Company that result in such entity, person or Group directly or indirectly owning beneficially over fifty percent (50%) of the outstanding shares of the Company. As used herein, “Control Transaction” shall mean (i) any tender offer for or acquisition of capital stock of the Company, (ii) any merger, consolidation, reorganization or sale of all or substantially all of the assets of the Company which has been approved by the shareholders, (iii) any contested election of directors of the Company or threat of such a contested election, or (iv) any combination of the foregoing. As used herein, “Group” shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

(e) Termination for Good Reason. In the event of occurrence of a Good Reason Event, Employee may terminate his employment and the Employment Term on ten (10) days’ written notice if such Event is not cured within such ten (10) day period. Good Reason Event shall mean (i) a diminution in Employee’s title, (ii) a material diminution in Employee’s duties, responsibilities or authority, (iii) failure of Employee to be elected or re-elected to the Board or removed there from or, (iv) a material breach of this Agreement by the Company. In such event, Employee shall be treated the same as if a Termination without Cause had occurred.

(f) In the event 280G of the Internal Revenue Code becomes applicable, Employee shall be entitled to an excise tax gross up as provided in Exhibit A hereto.

5. Non-Competition; Solicitation of Employees.

(a) Non-Competition. During the Employment Term and to the extent permitted by applicable law for one (1) year thereafter, the Employee shall not participate in the management or act as a consultant or employee of, or acquire any financial interest (other than less than two percent (2%) of the outstanding stock of any public company) in, any enterprise that is engaged in the business of light activated teeth whitening (the “Restricted Business”) in the United States or in any other area of the world where the Company conducts the Restricted Business during the Employment Term, or where, as of the end of the Employment Term, the Company has undertaken substantial activities to conduct the Restricted Business, provided that the foregoing shall not prohibit providing services (and receiving compensatory equity in an entity in which the Restricted Business resides) provided the Employee does not provide services to the Restricted Business portion of the entity.

(b) Solicitation. For two (2) years after the termination of the Employment Term, the Employee will not employ or solicit or assist any other person in employing or soliciting for employment any person who is, or was at any time within six (6) months prior to both such termination and the time of such employment and solicitation, an employee of the Company, provided that the Employee may respond in accordance with ordinary business practices to requests for references from a prospective employer of any such person and this provision shall not be violated by general advertising not specifically targeted at employees of the Company.

(c) Access to Confidential Information. Employee is a key employee of the Company. Employee acknowledges that during the Employment Term he will have access to and knowledge of confidential information as defined in the Confidentiality Agreement (“Confidential Information”), and has and will be responsible for, or instrumental in creating or maintaining, certain business relations and goodwill that are valuable to the Company. Employee acknowledges that the Confidential Information and goodwill belong to the Company.

(d) Necessary Restrictions. Employee acknowledges that the covenants and restrictions of this Section 5 are necessary to protect the Company’s Confidential Information and to preserve the value of the Company’s good will for the Company. Employee agrees and acknowledges that the time, scope and geographic limitations of this Section 5 are reasonable. Employee also agrees and acknowledges that the terms of this Section 5 are reasonably necessary for the protection of the Company’s Confidential Information and goodwill, and they provide a reasonable means of protecting the Company’s business value.

(e) Adequate Consideration. Employee acknowledges that the consideration received and to be received by him during the Employment Term is adequate for the covenants of this Section 5.

6. Timing of Relocation; Interim Lodging and Commuting Expenses; Moving Expenses.

(a) Until the Support Date, as defined below, the Employer shall pay for an apartment and rental car for the Employee in the area of the Employer’s principal Executive Office, and the Employer shall reimburse the Employee for his reasonable expenses of commuting to and from his home in Santa Monica, California, on a reasonable basis, in any event including air transportation and airport parking. The amounts in this paragraph shall be fully grossed up so Employee will have no after-tax cost for such amounts or the gross up.

(b) Support Date. “Support Date” shall be the earliest of: (i) twelve (12) months after the Start Date and, (ii) the time the Employee actually relocates his principal residence to the area of the Company’s principal Executive Offices.

(c) Moving Expenses. The Company shall reimburse the Employee for the reasonable expenses of moving his family and household possessions from his present home in Santa Monica, California, to a new residence in the area of the Company’s principal Executive Offices.

7. Miscellaneous.

(a) Representations. The Employee represents that his employment by the Company pursuant to this Agreement and the observance of his obligations under the Confidentiality Agreement will not conflict with any other agreements or understanding to which he is subject.

(b) Waivers. No waiver of any terms or conditions or of the breach of any covenant, representation or warranty of this Agreement or the Confidentiality Agreement in any one instance shall operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right at a later time to enforce or require performance of such provision or of any other provision hereof.

(c) Modification. Except as otherwise provided in this Agreement, neither this Agreement, the Confidentiality Agreement nor any term hereof or thereof may be changed, amended, modified, waived, discharged or terminated except to the extent that the same is effected and evidenced by the written consent of the party against whom enforcement of such change or modification is sought.

(d) Indemnification. The Company shall indemnify (and advance legal fees to) Employee to the fullest extent permitted by applicable law. In addition, Employee shall be covered by directors and officers liability insurance to the maximum extent provided by the Company to any other officer or director of the Company, but in an amount not less than $5.0 million for the first two (2) years of the term and thereafter as long as such coverage is available to the Company at reasonable rates and terms. This provision and the obligations hereunder shall survive any termination of Employee’s employment.

(e) Arbitration. Any dispute between the parties shall be resolved by binding arbitration before one arbitrator pursuant to the rules of the American Arbitration Association. Such arbitration shall take place in the vicinity of the Company’s principal Executive Offices at the time of the dispute; provided, that if the principal Executive Offices are not located in the State of California at the time of commencement of any arbitration, then the arbitration shall take place in San Francisco or Los Angeles, California, as selected by the Employee. The determination of the arbitrator may be entered in any court of competent jurisdiction.

(f) Injunctive Relief. Employee acknowledges and agrees that it is fair and reasonable that he make the covenants and undertakings set forth in Section 5 of this Agreement and in the Confidentiality Agreement and has done so with the benefit of the advice of counsel. Furthermore, Employee agrees that any breach or attempted breach by him of such provisions will cause the Company irreparable damage for which a monetary award would be inadequate remedy. Accordingly, the Employer shall be entitled to apply for and obtain, in addition to monetary awards, injunctive relief (temporary, preliminary and permanent) in order to restrain the breach or threatened breach of any of the provisions of Section 5 of this Agreement or the Confidentiality Agreement, without the requirement to post a bond or provide other security. Nothing herein shall be construed as a limitation or waiver of any other rights or remedies that may be available to the Employer for such breach or threatened breach. Employee further agrees that the subject matter and duration of the restrictions in Section 5 of this Agreement and the Confidentiality Agreement are reasonable in light of the facts as they exist today.

(g) Governing Law. This Agreement and the Confidentiality Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to agreements made and to be performed entirely within such State.

(h) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and sent as follows:

If to Employee:

Gregg Coccari
At the last primary residence on the records of the Company.

If to the Employer:

BriteSmile, Inc.
490 North Wiget Lane
Walnut Creek, CA 94598
Attn: Chief Legal Officer

All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 7(f), (A) if delivered personally against proper receipt shall be effective upon receipt and (B) if sent (1) by certified or registered mail with postage prepaid or (2) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective upon delivery. The parties hereto may from time to time change their respective addresses for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given unless it is sent and received in accordance with this Section 7(f).

(i) Entire Understanding; No Third Party Beneficiaries. This Agreement, with the Confidentiality Agreement, represents the entire understanding of the Employer and Employee with respect to Employee’s employment with the Employer and Employee’s compensation therefor. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties hereto and their respective heirs, permitted representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(j) Severability. If any of the provisions of this Agreement or the Confidentiality Agreement are found by any court of competent jurisdiction (or legally empowered agency) to be in violation of applicable law or unenforceable for any reason whatsoever, then it is the intention of the parties that such provision or provisions be deemed to be automatically amended to the extent necessary to comply with applicable law and permit enforcement. If any of the provisions of this Agreement or the Confidentiality Agreement shall be deemed by any court of competent jurisdiction (or legally empowered agency) to be wholly or partially invalid, such determination shall not affect the binding effect of the other provisions of this Agreement or the Confidentiality Agreement.

(k) Counterparts. This Agreement and the Confidentiality Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(l) Headings; Interpretation. The various headings contained herein are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement. It is the intent of the parties that neither this Agreement nor the Confidentiality Agreement be construed more strictly with regard to one party than with regard to any other Party.

(m) Successors and Assigns. This Agreement and the Confidentiality Agreement shall be binding upon and inure to the benefit of any successor, executor, administrator or permitted assigns of the parties. The Employee may not assign his rights, duties or benefits under this Agreement; provided, that upon the death of Employee his rights hereunder shall be enforceable by his executors and administrators. The Company may not assign this Agreement other than to an acquirer of all or substantially all of its assets (whether by merger, consolidation, sale of assets or otherwise) and only if such acquirer provides written notice to the Employee that it assumes the obligations hereunder. Reference herein to the Employer shall be deemed to include any such successor or assigns.

(n) Legal Fees. The Employer pay the reasonable legal expenses incurred by Employee in connection with the negotiation, execution and delivery of this Employment Agreement and the Confidentiality Agreement.

(o) Company Representations. The Company hereby represents and warrants to the Employee as follows:

(i) The Company is subject to the periodic reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has heretofore provided to the Employee complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act since at least December 31, 2002, as such documents have been amended since the time of the filing thereof (collectively, including all forms, reports, schedules, statements, and other documents filed by the Company therewith, the “SEC Documents”). The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or omit to state a material fact necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.

(ii) The Company has full legal right, power and authority to enter into this Agreement and to perform the duties and obligations contemplated herein. This Agreement and the grants referred to herein have been duly authorized by all necessary action on the part of the Company, its Board of Directors and the Compensation Committee of the Board of Directors, and has been executed and delivered by the Company.

(iii) When issued, the Sign-on Shares and the shares of common stock underlying the Options shall be duly authorized, validly issued and non-assessable.

(iv) The Company is familiar in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”) and the regulations promulgated pursuant thereto. The Company is in compliance with the provisions of Sarbanes-Oxley applicable to it as of the date hereof and has implemented such programs and has taken commercially reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all provisions of such act which shall become applicable thereto after the date hereof. The Company has made the filings and other required submissions to the United States Securities and Exchange Commission required under the provisions of Sarbanes-Oxley applicable to the Company as of the respective dates thereof and all such filings and submissions were true and correct in all material respects at the time of filing or submission.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BRITESMILE, INC.

By:	/s/ A.M. Pilaro
Name:	A.M. PILARO
Title:	Acting CEO and Chairman

/s/ Gregg Coccari
Gregg Coccari

EXHIBIT A

EXCISE TAX GROSS UP

(a) In the event that the Employee shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the “nature of compensation” (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively the “Company Payments”), and such Company Payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority) the Company shall pay to the Employee at the time specified in subsection (d) below (x) an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Employee, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state, and/or local income or payroll tax upon the Gross-up Payment provided for by this paragraph (a), but before deduction for any U.S. federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments and (y) an amount equal to the product of any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Gross-Up Payment in the Employee’s adjusted gross income multiplied by the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Gross-Up Payment is to be made.

In the event that the Internal Revenue Service or court ultimately makes a determination that the excess parachute payments plus the base amount is an amount other than as determined initially, an appropriate adjustment shall be made with regard to the Gross-Up Payment, as applicable to reflect the final determination and the resulting impact on whether the preceding paragraph applies.

(b) For purposes of determining whether any of the Company Payments and Gross-up Payments (collectively the “Total Payments”) will be subject to the Excise Tax and the amount of such Excise Tax, (x) the Total Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company’s independent certified public accountants appointed prior to any change in ownership (as defined under Section 280G(b)(2) of the Code) or tax counsel selected by such accountants or the Company (the “Accountants”) such Total Payments (in whole or in part) either do not constitute “parachute payments,” including giving effect to the recalculation of stock options in accordance with Treasury Regulation Section 1.280G-1, Q&A 33, represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the “base amount” or are otherwise not subject to the Excise Tax, and (y) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code. To the extent permitted under Revenue Procedure 2003-68, the value determination shall be recalculated to the extent it would be beneficial to the Employee, at the request of the Employee. In the event that the Accountants are serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Employee may appoint another nationally recognized accounting firm to make the determinations hereunder (which accounting firm shall then be referred to as the “Accountants” hereunder). All determinations hereunder shall be made by the Accountants, which shall provide detailed supporting calculations both to the Company and the Employee at such time as it is requested by the Company or the Employee. If the Accountants determine that payments under this Agreement must be reduced pursuant to this paragraph, they shall furnish the Employee with a written opinion to such effect. The determination of the Accountants shall be final and binding upon the Company and the Employee.

(c) For purposes of determining the amount of the Gross-up Payment, the Employee shall be deemed to pay U.S. federal income taxes at the highest marginal rate of U.S. federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee’s residence for the calendar year in which the Company Payment is to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Employee shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by the Employee if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any U.S. federal, state and local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to the Employee, and interest payable to the Company shall not exceed the interest received or credited to the Employee by such tax authority for the period it held such portion. The Employee and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if the Employee’s claim for refund or credit is denied.

In the event that the Excise Tax is later determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

(d) The Gross-up Payment or portion thereof provided for in subsection (c) above shall be paid not later than the thirtieth (30th) day following an event occurring which subjects the Employee to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Employee on such day an estimate, as determined in good faith by the Accountant, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to subsection (c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth day after the occurrence of the event subjecting the Employee to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Employee, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

(e) In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Employee shall permit the Company to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect the Employee, but the Employee shall control any other issues. In the event the issues are interrelated, the Employee and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree the Employee shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Employee shall permit the representative of the Company to accompany the Employee, and the Employee and the Employee’s representative shall cooperate with the Company and its representative.

(f) The Company shall be responsible for all charges of the Accountant.

(g) The Company and the Employee shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this provision.

(h) Nothing in this Exhibit is intended to violate the Sarbanes-Oxley Act and to the extent that any advance or repayment obligation hereunder would do so, such obligation shall be modified so as to make the advance a nonrefundable payment to the Employee and the repayment obligation null and void.

(i) To the extent that any payment hereunder would be in violation of Section 409A of the Code, the timing of such payment shall be adjusted such that it will be paid at the earliest time that such payment would not be a violation of Section 409A of the Code.

CONFIDENTIALITY AND RIGHTS OWNERSHIP AGREEMENT

I, GREGG COCCARI, in consideration of my employment by BRITESMILE, INC., a Utah corporation (the “Company”), having a place of business at 490 North Wiget Lane, Walnut Creek, CA 94598, acknowledge that in the performance of my duties for the Company I will be exposed to and have an opportunity to learn about the Company’s operation, products or services, methods of doing business, business or marketing plans, research and development, know-how, customers, trade secrets, manufacturing methods, computer programs, algorithms, finances and other confidential and proprietary information belonging to the Company (all of which are hereinafter collectively called “Confidential Information”). Confidential Information does not include information (i) which is generally available to the public other than as a result of disclosure by me in breach of this Agreement, (ii) was available to me on a non-confidential basis prior to the Company’s disclosure of such information to me or (iii) became available to me on a non-confidential basis from a source other than the Company provided that such disclosure to me of such information is not known to me to be in violation of an obligation of confidentiality between such source and the Company.

CONFIDENTIALITY

I agree that I will not use the Confidential Information for any purpose other than in the ordinary course of the performance of my duties for the Company.

I further agree that unless authorized by the Company, I will not disclose, provide or otherwise make available, in whole or in part, the Confidential Information to any third party other than (i) as may be reasonably necessary in my good faith judgment in the ordinary course of the performance of my duties for the Company and (ii) as may be required, based upon the advice of counsel, in any legal, regulatory or administrative proceeding.

OWNERSHIP

I agree that all developments, inventions, writings, data collections, graphical materials and other works (collectively, the “Works”) made, conceived or created by me either under the Company’s direction or otherwise pursuant to the performance of my duties for the Company, shall be the sole and exclusive property of the Company. I further agree that all such Works shall be considered “works made for hire” as defined in the United States Copyright Act, either as the work of an employee, as a contribution to a collective work, or otherwise. I further agree that the Company owns all of the right, title and interest in and to the Works (including all copyrights, rights now or in the future granted to databases and other collections of information and all other current and future rights) in and to such Works throughout the world, and to the extent such ownership does not vest in the Company by operation of law, I hereby assign all such right, title and interest to the Company, and I agree to execute any further documents as may be necessary to effectuate this assignment. I further agree that the Company shall have the sole exclusive right to (and may grant to others the right to) copyright, use, modify, change, adapt or exploit any or all such developments and works by any means, for any purpose, in any media, now known or hereafter devised. I hereby waive any and all moral rights that I may have pursuant to any laws or in any jurisdiction regarding the Works. I do not claim any previous unpublished works within the scope of this Agreement as my own, except for the works, if any, which I have listed in Appendix A to this Agreement.

TERMINATION

I agree that my obligations with respect to the confidentiality and security of the Confidential Information disclosed to me shall survive the termination of any agreement or relationship between the Company and me.

I agree that I will promptly return the Confidential Information including, without limitation, materials embodying all or any portion of the Works, documents, models, source code, designs, flowcharts and listings, along with all copies upon the termination of any agreement or relationship between the Company and me, except that I may retain my personal address book which may contain contact information for persons that I have met, contacted or received some contact from in the course of my employment by the Company.

ENFORCEMENT

I agree that any violation of the terms of this Agreement will cause the Company irreparable damage, which a monetary award would be inadequate to remedy, and that a court of competent jurisdiction may, in addition to monetary awards, enjoin any breach of, and enforce, the terms of this Agreement by temporary restraining order, and preliminary and permanent injunctive relief without the need for the moving party to post any bond or surety. If a court of competent jurisdiction determines that any of the terms in this Agreement are unreasonable in nature or scope, then I agree that such court or arbitrator shall reform such term so that such term is enforceable to the maximum extent permitted by law for a term of that nature, and such court shall enforce the term to that extent.

MISCELLANEOUS

I shall take all commercially reasonable and appropriate action to ensure the protection, confidentiality and security of the Confidential Information within my possession and/control and to satisfy my obligations under this Agreement.

I agree that this Agreement shall be governed by the laws of the State of California.

I acknowledge that I have received a copy of this Agreement as executed by me.

EMPLOYEE:

/s/ Gregg Coccari
Dated:

BRITESMILE, INC.

Dated: January 9, 2005	By:	/s/ A.M. Pilaro
	Name:	A.M. PILARO
	Its:	Acting CEO & Chairman

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THIS OPTION AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE LAW, OR AN EXEMPTION THEREFROM UNDER SUCH ACT. THIS OPTION AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS OPTION

BriteSmile, Inc.

COMMON STOCK PURCHASE OPTION

Holder: Gregg Coccari

Date of Grant: January 9, 2005

Number of Covered Shares: 600,000

Exercise Price Per Share: $6.30

Term: 10 years

Effective as of January 9, 2005, BriteSmile, Inc., a Utah corporation (the “Company”), for value received, and pursuant to that certain Employment Agreement (the “Employment Agreement”) dated January 9, 2005 between the Company and Gregg Coccari (the “Employee”), hereby certifies that the Employee is entitled to purchase from the Company, at such times and in such amounts as are permitted herein, Six Hundred Thousand (600,000) duly authorized shares of the Common Stock, par value $.001 per share, of the Company (the “Option Stock”) at a purchase price per share of $6.30, all subject to the terms and conditions set forth below. Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Employment Agreement.

1. Exercise of Options.

1.1. Vesting and Exercise. Employee’s right to exercise the Options granted hereunder shall be subject to the following vesting schedule:

(a) Options to purchase 120,000 shares of the total number granted shall be exercisable on January 9, 2005, and, subject to Section 12 hereof, shall expire and terminate on January 9, 2015.

(b) Options to purchase the remaining 480,000 shares of the total number granted shall vest monthly over forty-eight (48) months (on the first day of each month commencing February 1, 2005) at the rate of 10,000 shares per month, subject to Employee’s Continuous Service (as defined below) on such dates, provided that on termination without Cause, termination for Good Reason or non-renewal by the Company, all Options shall fully vest, and, subject to Section 12 hereof, shall expire and terminate on January 9, 2015.

For purposes of this Option, “Continuous Service” means that the provision of services to the Company in any capacity of employee, officer, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, or any successor, in any capacity of employee, officer, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company in any capacity of employee, officer, director or consultant (except as otherwise provided herein). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

1.2. Manner of Exercise. Employee may exercise this Option, in whole or in part, during normal business hours on any business day by surrendering this Option to the Company at the Company’s principal office, accompanied by an executed subscription agreement in substantially the form annexed hereto as Exhibit A, as such form may be modified in the discretion of the Company to comply with any applicable federal or state securities laws, and by payment, in cash or by certified or official bank check payable to the order of the Company, or by any combination of such methods, in the amount obtained by multiplying (a) the number of shares of Option Stock designated in such subscription by (b) Exercise Price Per Share, whereupon Employee shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Option Stock as is indicated on the subscription. All or a portion of the exercise price may be paid by Employee by delivery of shares of Common Stock owned by Employee for at least 6 months, having an aggregate Fair Market Value (as of the date of exercise) that is equal to the amount of cash that would otherwise be required; or Employee may pay the exercise price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

1.3. When Exercise Effective. Each exercise of this Option shall be deemed to have been effected immediately prior to the close of business on the business day on which this Option shall have been surrendered to the Company as provided in Section 1.2, and at such time the person or persons in whose name or names any certificate or certificates for shares of Option Stock shall be issued upon such exercise shall be deemed for all corporate purposes to have become the holder of record thereof.

1.4. Delivery of Stock Certificates. As soon as practicable after each exercise of this Option, and in any event within five business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to Employee, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Option Stock to which Employee shall be entitled upon such exercise.

1.5. Partial Exercise.

(a) Fractional Shares. In the event of any partial exercise of this Option, the Company will not issue certificates for any fractional shares of the Option Stock to which Employee otherwise may be entitled, and the Company shall refund an amount of cash comprising the market value of any fractional share of Option Stock for which the Company will not issue a certificate.

(b) Replacement Option. In the event of any partial exercise of this Option, at the request of Employee and upon tender of this Option to the Company, the Company shall issue a new Option containing the same terms and conditions as this Option but calling on the face thereof for the number of shares of Option Stock equal to the number of shares called for on the face of this Option minus the number of shares of Option Stock issued upon the partial exercise of this Option.

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1.6 Withholding of Taxes. The Options may not be exercised unless Employee has paid or has made provision satisfactory to the Company for payment of, federal, state and local income taxes, or any other taxes (other than stock transfer taxes) which the Company may be obligated to collect as a result of the issue or transfer of Option Stock upon such exercise of the Options. In its sole discretion, and at the request of Employee, the Company may permit Employee to satisfy the obligation imposed by this Section, in whole or in part, by instructing the Company to withhold up to that number of shares otherwise issuable to Employee with a fair market value equal to the minimum statutory amount of tax to be withheld.

2. Certain Adjustments.

2.1. Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization (other than a combination or subdivision of Option Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the holder shall thereafter be entitled to receive upon exercise of this Option, during the period specified in this Option and upon payment of the purchase price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the Common Stock deliverable upon exercise of this Option would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if this Option had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Option with respect to the rights and interests of the holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Option (including adjustment of the purchase price then in effect and the number of shares of Option Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Option.

2.2. Splits and Subdivisions. If the Company at any time or from time to time after the date of this Option but before expiration effects a split or subdivision of the outstanding shares of its then outstanding Common Stock into a greater number of shares of Common Stock, or if the Company effects a reverse split of the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, (by reclassification or otherwise than by payment of a dividend in Common Stock) or if the Company declares a stock dividend, then, and in each such case, the number of shares called for on the face of this Option (or the face of any replacement Option issued upon partial exercise) shall be adjusted proportionally, and the exercise price with respect to such adjusted number of shares also shall be adjusted proportionally.

2.3. Certificate as to Adjustments. In the case of each adjustment or readjustment of the purchase price pursuant to this Section 2, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting

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forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the holder of this Option. The Company will, upon the written request at any time of the holder of this Option, furnish or cause to be furnished to such holder a certificate setting forth:

(a) Such adjustments and readjustments;

(b) The purchase price at the time in effect; and

(c) The number of shares of Option Stock and the amount, if any, of other property at the time receivable upon the exercise of the Option.

3. Restrictions on Transfer.

3.1. Restrictive Legends. Unless the shares issued upon exercise of this Option are registered under the Securities Act of 1933 and under applicable laws of any state, each certificate for Common Stock issued upon the exercise of any Option, and each certificate issued upon the transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933 AND APPROPRIATE STATE SECURITIES LAWS. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL AT SHAREHOLDER’S EXPENSE, AND SATISFACTORY TO IT, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

If shares issued upon exercise of the Option have been stamped with a restricted legend and such shares are subsequently registered under the Securities Act of 1933, upon request of the Employee the Company will cause the restricted legend to be removed from such shares.

3.2. Notice of Proposed Transfer; Opinions of Counsel. Prior to the transfer of any shares of Common Stock issued upon the exercise of this Option and during any period during which such shares of Common Stock are not registered by the Company under an effective registration statement filed pursuant to the Securities Act of 1933, the holder thereof shall give written notice to the Company, which notice shall (a) state such holder’s intention to transfer such restricted shares and to comply in all other respects with the transfer requirements of this Option; (b) describe the circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (c) designate counsel for the holder giving

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such notice. The holder giving such notice shall submit a copy thereof to the counsel designated in such notice and the Company will promptly submit a copy thereof to its counsel. The following provisions shall then apply:

(a) If (a) in the opinion of counsel for the holder designated in the notice the proposed transfer may be effected without registration of such shares of Common Stock under the Securities Act of 1933 and any applicable state securities laws, and (b) counsel for the Company shall not have rendered an opinion within 15 days after receipt by the Company of such written notice that such registration is required, such holder shall thereupon be entitled to transfer such shares of Common Stock in accordance with the terms of the notice delivered by such holder to the Company. Each Option or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 3.1, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Securities Act. If for any reason counsel for the Company (after having been furnished with the information required to be furnished by clause (a) of this Section 3.2) shall fail to deliver an opinion to the Company as aforesaid, then for all purposes of this Option the opinion of counsel for the Company shall be deemed to be the same as the opinion of counsel for such holder.

(b) If in the opinion of either or both of such counsel the proposed transfer may not legally be effected without registration of such shares of Common Stock under the Securities Act of 1933 or applicable state securities laws (such opinion or opinions to state the basis of the legal conclusions reached therein), the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such shares of Common Stock until receipt of a further notice from the holder under Section 3.2 above or until registration of such shares of Common Stock under the Securities Act or applicable state law has become effective.

4. Reservation of Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Options, the number of shares of Option Stock that would be issuable upon the exercise of all Options at the time outstanding. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable with no liability on the part of the holders thereof.

5. Replacement of Options. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Option and, in the case of any such loss, theft of destruction of any Option, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such the Company at its expense will execute and deliver, in lieu thereof, a new Option of like tenor.

6. No Rights or Liabilities as Stockholder. Nothing herein shall give or shall be construed to give the holder of this Option any of the rights of a shareholder of the Company including, without limitation, the right to vote on matters requiring the vote of shareholders, the right to receive any dividend declared and payable to the holders of Common Stock, and the right to a pro-rata distribution upon the Company’s dissolution.

7. Notices. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed (a) if to the holders of any

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Option, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, at its principal office to the attention of the Company’s Chief Financial Officer, BriteSmile, Inc., 490 North Wiget Lane, Walnut Creek, CA 94598, or at the address of such other principal office of the Company as the Company shall have furnished to each holder of any Option in writing, provided that the exercise of any Option shall be effective only in the manner provided in Section 1.

8. Assignment. Except for transfers to family members and their related entities in accordance with the rules applicable to Form S-8, no Option granted herein or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such Option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon which Option, right, or privilege, the Option and such rights and privileges shall immediately become null and void.

9. Investment Representations. In connection with his acquisition of this Option, Employee represents and warrants, and (unless the shares underlying this Option are registered pursuant to the Securities Act of 1933) in connection with any exercise of this Option Employee will represent and warrant, as follows:

9.1. Employee is acquiring the Option and the Option Stock (together, the “Securities”) for his own account; no other person has any direct or indirect beneficial ownership in the Securities.

9.2. Employee is acquiring the Securities for investment, with no present intention of distributing or selling any of the Securities or any interest therein.

9.3. Employee has the capacity to protect his own interests in connection with the acquisition of the Securities. He has such knowledge and experience in financial and business matters generally, and about the Company in particular, that he is capable of evaluating the merits and risks of his acquisition of the Securities.

9.4. Employee acknowledges that as of the date hereof, and as of the date of any exercise of the Option, he has read and analyzed, and retained copies of this Agreement and the following documents:

(a) The most recent Annual Report on Form 10-K of the Company;

(b) Any and all Quarterly Reports on Form 10-Q of the Company filed since the latest Form 10-K Annual Report; and

(c) Any and all Current Reports on Form 8-K of the Company filed since the latest Form 10-K Annual Report.

9.5. Employee has been informed and understands that there are risks associated with purchasing the Securities, including those risks of ownership of Common Stock of the Company identified in the Company’s Annual Reports on Form 10-K. Employee is capable of

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bearing the economic risk of ownership of the Securities including, but not limited to, the possibility of the complete loss of the value of the Securities and the restrictions on transferability of the Securities.

10. Registration. The Company shall cause the Option Stock to be included in a registration statement filed under the Securities Act of 1933 on Form S-8 on or before January 30, 2005 and shall maintain the effectiveness thereof. The Company shall file a resale prospectus with respect to the Option Stock promptly upon demand by Employee in order to facilitate the disposition of the Option Stock owned by Employee. The Company shall furnish to Employee (i) promptly after the same is prepared and publicly distributed, filed with the United States Securities and Exchange Commission, or received by the Company, one (1) copy of the Form S-8 Registration Statement describing the Option Stock, each preliminary resale prospectus and resale prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a resale prospectus, and all amendments and supplements thereto and such other documents, as Employee may reasonably request in order to facilitate the disposition of the Option Stock owned by Employee.

11. Miscellaneous. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Option shall be governed by the laws of the State of Utah. The headings of this Option are inserted for convenience only and shall not be deemed to constitute a part hereof.

12. Expiration. The Options granted herein shall in no event be exercisable after January 9, 2015. On termination of Employee’s employment under the Employment Agreement without Cause, termination for Good Reason, termination upon Employee becoming permanently disabled (as determined under the Employment Agreement), non-renewal by the Company, or upon the death of Employee, all vested Options shall be exercisable for a period of two (2) years after the end of Continuous Service. Upon termination for any other reason, all vested options shall be exercisable for a period of three (3) months after the end of Continuous Service.

IN WITNESS WHEREOF, this Option has been signed on January 9, 2005.

BRITESMILE, INC.

By:	/s/ A.M. Pilaro
Title:	Acting CEO and Chairman

/s/ Gregg Coccari Gregg Coccari

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EXHIBIT A

SUBSCRIPTION

(To be executed by the holder of the Option to exercise the right to purchase Common Stock evidenced by the Option)

To: Chief Financial Officer
BriteSmile, Inc.
490 North Wiget Lane
Walnut Creek, CA 94598

The undersigned hereby irrevocably subscribes for                      shares of the Common Stock, par value $.001 per share, of BriteSmile, Inc., a Utah corporation, pursuant to and in accordance with the terms and conditions of an Option dated effective January 9, 2005 (the “Option”), and tenders with the Option and this Subscription Agreement payment of $                     as payment for the shares, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below.

NAME:
ADDRESS:

SOCIAL SECURITY NUMBER:

Signed
DATED:

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RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (this “Agreement”) is made and entered into as of the 9th day of January, 2005, by and between BriteSmile, Inc., a Utah corporation (the “Company”), and Gregg Coccari (the “Recipient”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in that certain Employment Agreement dated January 9, 2005, between the Company and the Recipient (the “Employment Agreement”).

RECITALS

WHEREAS, pursuant to the terms of the Employment Agreement, the Company has agreed to issue to the Recipient 240,000 shares of Common Stock of the Company, par value $0.001 (the “Sign-On Shares”); and

WHEREAS, the Company desires to issue to the Recipient, and the Recipient desires to accept from the Company, the Sign-On Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Restricted Stock Issuance. Subject to the terms and conditions of this Agreement, the Company hereby issues to the Recipient the Sign-On Shares. All of the Sign-On Shares issued hereunder are issued to the Recipient as fully paid and nonassessable shares, and, subject to the other terms and conditions of this Agreement, the Recipient shall have all rights of a stockholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization.

2. Forfeiture of Non-Vested Stock.

(a) Transfer Restrictions for Non-Vested Stock. No Sign-On Share issued to the Recipient hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Recipient prior to the date when the Recipient shall become vested in such Sign-On Share pursuant to Section 3 hereof, and such Sign-On Share shall constitute “Non-Vested Stock” until such date. Any attempt to transfer Sign-On Shares in violation of this Section 2 hereof shall be null and void and shall be disregarded by the Company.

(b) Forfeiture. In the event of the voluntary termination of Recipient’s Continuous Service (as defined below) other than for Good Reason or involuntary termination for Cause, all of the Non-Vested Stock as of the date of such termination shall automatically be forfeited to the Company as of the date of such termination.

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(c) Continuous Service. For purposes of this Agreement “Continuous Service” means that the provision of services to the Company in any capacity of employee, officer, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, or any successor, in any capacity of employee, officer, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company in any capacity of employee, officer, director or consultant (except as otherwise provided herein). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(d) Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Section 2, the Recipient agrees, immediately upon receipt of the certificate(s) for the Non-Vested Stock, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Recipient and the Recipient’s spouse (if required for transfer) with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as any of the Sign-On Shares remains subject to the risk of forfeiture, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Recipient hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Recipient agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any action or omission unless such action or omission constitutes fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by such escrow holder. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.

3. Vesting. For purposes of this Agreement, the term “vest” shall mean with respect to any Sign-On Share that such share is no longer Non-Vested Stock subject to the risk of forfeiture. If the Recipient would become vested in any fraction of a Sign-On Share on any date, such fractional share shall not vest and shall remain Non-Vested Stock until the Recipient becomes vested in the entire share. Subject to the Recipient’s Continuous Service, the Sign-On Shares shall vest in accordance with the following schedule:

(a) One-third (1/3) of the aggregate number of Sign-On Shares issued hereunder (i.e., 80,000 shares) shall vest immediately;

(b) One-third (1/3) of the aggregate number of Sign-On Shares issued hereunder (i.e., 80,000 shares) shall vest on the one-year anniversary of the Start Date; and

(c) One-third (1/3) of the aggregate number of Sign-On Shares issued hereunder (i.e., 80,000 shares) shall vest on the two-year anniversary of the Start Date.

Notwithstanding the vesting schedule above, all of the Non-Vested Stock shall immediately vest upon the termination of Recipient’s Continuous Service other than a

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termination for Cause or a voluntary termination by Recipient other than for Good Reason. In no event shall the Sign-On Shares continue to vest pursuant to the schedule above after Recipient’s Continuous Service has been terminated either for Cause or voluntarily by Recipient other than for Good Reason.

4. Additional Securities. The term “Sign-On Shares” also refers to all securities received in replacement of the Sign-On Shares, as a stock dividend or as a result of any stock split, recapitalization, merger, reorganization, exchange or the like, and all new or additional securities or other properties to which Recipient is entitled by reason of Recipient’s ownership of the Sign-On Shares (hereinafter called “Additional Securities”). Recipient shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Recipient may not direct Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Recipient may exercise any conversion right, and any securities so acquired shall be deemed Additional Securities. All Sign-On Shares (including Additional Securities) shall be subject to the restrictions contained in this Agreement.

5. Investment Representations.

(a) Investment Representations. This Agreement is made in reliance upon the Recipient’s representation to the Company, which by his execution below hereby confirms, that the Sign-On Shares to be received by the Recipient will be acquired for investment for his own account and not with a view to the sale or distribution of any part thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Capacity to Protect Own Interests. The Recipient has the capacity to protect his own interests in connection with the issuance of the Sign-On Shares.

(c) Availability of Exemptions. The Recipient understands that the Sign-On Shares are not registered under the Securities Act on the basis that the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Recipient’s representations set forth herein. The Recipient realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Recipient has in mind merely acquiring Sign-On Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Recipient does not have any such intention.

(d) Restrictions on Transfer. The Recipient understands that the Sign-On Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Sign-On Shares or an available exemption from registration under the Securities Act, the Sign-On Shares must be held indefinitely. In particular, the Recipient is aware that the Sign-On Shares may not be sold pursuant to Rule 144 or Rule 701 promulgated under the Securities Act unless all of the conditions of the applicable Rules are met. Among the conditions for use of such Rule 144 is the availability of current information to the public about the Company. The Recipient represents that, in the absence of an effective registration statement

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covering the Sign-On Shares, he will sell, transfer, or otherwise dispose of any of the Sign-On Shares only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of Section 6 hereof.

6. Procedure for Transfer. The Recipient agrees that in no event will it make a transfer or disposition of any of the Sign-On Shares (other than pursuant to an effective registration statement under the Securities Act), unless and until (i) the Recipient shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, (ii) such transfer is made in accordance with the provisions of Section 5(d) above and (iii) if requested by the Company, at the expense of the Recipient or transferee, the Recipient shall have furnished to the Company either (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the Securities Act or (B) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto. The Company will not require such a legal opinion or “no action” letter in any transaction in compliance with Rule 144.

7. Legends.

(a) Required Legend. All certificates representing the Sign-On Shares shall initially bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(b) Non-Vested Stock Legend. All certificates representing Non-Vested Stock shall initially bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF, AND ARE SUBJECT TO A RISK OF FORFEITURE IN FAVOR OF THE COMPANY AS PROVIDED IN, A RESTRICTED STOCK GRANT AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF, OR HIS SUCCESSOR, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(c) Additional Legends. The certificates for the Sign-On Shares shall also bear any legend required by any applicable state securities law.

(d) Removal of Legends. If a certificate for the any of the Sign-On Shares has been stamped with a restricted legend and such all of the shares evidenced by such certificate are

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subsequently registered under the Securities Act, upon request of the Recipient, the Company will cause the restricted legend to be removed from such certificate. In addition, if a certificate for any of the Sign-On Shares has been stamped with the Non-Vested Stock legend and all of the shares evidenced by such certificate subsequently vest, upon request of the Recipient, the Company will cause the Non-Vested Stock legend to be removed from such certificate.

8. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

9. Refusal to Transfer. Except as otherwise provided herein, the Company shall not be required (i) to transfer on its books any Sign-On Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Sign-On Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Sign-On Shares shall have been so transferred.

10. Special Tax Election for Stock Subject to Forfeiture/Tax Consequences. Set forth below is a brief summary as of the date of this Agreement of some of the federal tax consequences of the receipt by the Recipient of the Sign-On Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS APPLICABLE TO THE ISSUANCE OF THE SIGN-ON SHARES ARE COMPLICATED AND ARE SUBJECT TO CHANGE. THE RECIPIENT ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT A TAX ADVISER BEFORE EXECUTING THIS AGREEMENT AND ACCEPTING THE SIGN-ON SHARES AND HAS EITHER DONE SO OR HAS FREELY AND KNOWINGLY CHOSEN NOT TO SEEK SUCH ADVICE.

(a) Section 83(b) Election. To the extent some of the Sign-On Shares acquired hereunder are not vested pursuant to the vesting schedule set forth in Section 3, then the Recipient understands that under Internal Revenue Code Section 83, the excess of the fair market value of the any such shares on the date any forfeiture restrictions applicable to the shares lapse over the price paid for such shares (if any) will be reportable as ordinary income on the lapse date and subject to applicable income tax and employment tax withholding. The Recipient understands that he may elect under Code Section 83(b) to be taxed at the time the Sign-On Shares are acquired hereunder, rather than when and as the Sign-On Shares cease to be subject to the forfeiture restrictions. Such election (the “83(b) Election”) must be filed with the Internal Revenue Service within thirty (30) days after the date the Sign-On Shares are acquired. If the 83(b) Election is made, the excess of the fair market value of the Sign-On Shares on the date received by the Recipient over the price paid for the Sign-On Shares (if any) will be reportable as ordinary income and subject to applicable income tax and employment tax withholding. THE FORM FOR MAKING THIS 83(b) ELECTION IS ATTACHED AS EXHIBIT B HERETO. THE RECIPIENT ACKNOWLEDGES THAT IT IS THE RECIPIENT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO TIMELY FILE AN 83(b) ELECTION. THE RECIPIENT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE RECIPIENT AS THE FORFEITURE RESTRICTIONS LAPSE.

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(b) The Recipient hereby represents that he intends to file an election pursuant to Section 83(b), the form of which is attached hereto as Exhibit B, with the Internal Revenue Service within thirty (30) days following the issuance of the Sign-On Shares hereunder, and a copy of such election with his federal tax return for the calendar year in which the date of this Agreement falls. The Recipient agrees to provide the Company with a copy of any timely 83(b) Election. If Recipient makes a timely 83(b) Election, the Recipient shall immediately pay Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. If Recipient does not make a timely 83(b) Election, Recipient shall, either at the time that the restrictions lapse under this Agreement or at the time withholding is otherwise required by any applicable law, pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements.

11. Registration Rights.

(a) Definitions. For purposes of this Section 11:

(i) The term “Act” means the Securities Act of 1933, as amended.

(ii) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(iii) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(iv) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(v) The term “Registrable Securities” means (i) the Sign-On Shares, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Sign-On Shares.

(vi) The term “SEC” shall mean the Securities and Exchange Commission.

(b) Company Registration.

(i) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Recipient) any of its stock or other securities under the Act in connection with the public

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offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, including on Form S-8 or any similar form under the Act, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration covering shares issuable upon exercise of a convertible security), the Company shall, at such time, promptly give the Recipient written notice of such registration. Upon the written request of Recipient given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to Section 11(b)(ii), use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that Recipient has requested to be registered.

(ii) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 11(b) prior to the effectiveness of such registration whether or not the Recipient has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 11(f) hereof.

(c) Form S-3 Registration. In case the Company shall receive from the Recipient a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all of the Registrable Securities owned by the Recipient, the Company shall use commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of the Recipient’s Registrable Securities, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 11(c):

(i) if Form S-3 is not available for such offering by the Recipient;

(ii) if the Company shall furnish to the Recipient a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 180 days after receipt of the request of the Recipient under this Section 11(c);

(iii) if the Company has already effected one registration on Form S-3 for the Recipient pursuant to this Section 11(c); or

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business, where not otherwise required, or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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(d) Obligations of the Company. Whenever required under this Section 11 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Recipient, keep such registration statement effective for a period of up to 60 days or, if earlier, until the distribution contemplated in the registration statement has been completed, provided, that to the extent the Company effects the registration of the Registrable Securities on Form S-3 in accordance with Section 11(c), then the Company shall keep the registration statement effective until the distribution contemplated in the registration statement has been completed (including the sale of Sign-On Shares that constitute Non-Vested Stock as of the effective date of such registration statement, provided that no shares of Non-Vested Stock may be sold prior to being vested);

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(iii) furnish to the Recipient (i) a draft copy of the registration statement, and (ii) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by him;

(iv) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Recipient, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

(v) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Recipient shall also enter into and perform his obligations under such an agreement. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Recipient’s securities in such underwriting unless he accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company;

(vi) notify the Recipient, at any time when a prospectus relating thereto is required to be delivered under the Act, of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

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(vii) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(viii) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(e) Information from the Recipient. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 11 with respect to the Registrable Securities that the Recipient shall furnish to the Company such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

(f) Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to this Section 11, including, without limitation, all registration, filing and qualification fees (including “blue sky” fees), printers’ and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the Recipient hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the Recipient not to exceed $10,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 11(c) if the registration request is subsequently withdrawn at the request of the Recipient (in which case the Recipient shall bear such expenses).

(g) Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 11:

(i) To the extent permitted by law, the Company will indemnify and hold harmless the Recipient, legal counsel and accountants for the Recipient, any underwriter (as defined in the Act) for the Recipient and each person, if any, who controls the underwriter, within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each of the Recipient, counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred;

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provided, however, that the indemnity agreement contained in this Section 11(g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by any of the Recipient, counsel, accountant, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Recipient, counsel, accountant, or underwriter, or any person controlling such underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Recipient or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(ii) To the extent permitted by law, the Recipient will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other stockholder selling securities in such registration statement and any controlling person of any such underwriter or other stockholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or omission was made in reliance upon and in conformity with information furnished by the Recipient expressly for use in connection with such registration; and the Recipient will reimburse any person intended to be indemnified pursuant to this Section 11(g)(ii) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 11(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Recipient (which consent shall not be unreasonably withheld); provided, that in no event shall any indemnity under this Section 11(g)(ii) exceed the net proceeds from the offering received by the Recipient.

(iii) Promptly after receipt by an indemnified party under this Section 11(g) of actual knowledge of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11(g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other

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indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11(g) to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 11(g).

(iv) If the indemnification provided for in this Section 11(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party.

(v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(vi) The obligations of the Company and the Recipient under this Section 11(g) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 11, and otherwise.

(h) Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 11 may be assigned (but only with all related obligations) by the Recipient to a transferee or assignee of such securities that is a member of the Recipient’s immediate family (i.e., spouse or child) or trust for the benefit of the Recipient, provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with

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respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing a copy of which writing is provided to the Company at the time of transfer to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

(i) Termination of Registration Rights. The Recipient shall not be entitled to exercise any right provided for in this Section 11 after such time at which all Registrable Securities held by the Recipient can be sold in any ninety (90) day period without registration in compliance with Rule 144 of the Act.

12. No Effect on Terms of Employment/Consulting Relationship. This Agreement shall not confer upon the Recipient any right with respect to the Recipient’s Continuous Service, nor shall it interfere in any way with his right or the right of the Company to terminate the Recipient’s Continuous Service at any time, with or without cause, and with or without notice.

13. Distributions. The Company shall disburse to the Recipient all dividends, interest and other distributions paid or made in cash or property (other than Additional Securities) with respect to the Sign-On Shares, less any applicable federal or state withholding taxes.

14. Entire Agreement. This Agreement shall constitute the entire agreement and understanding of the parties relating to the subject matter hereof and shall supersede all agreements and understandings with respect to the subject matter hereof that have an effective date prior to this Agreement.

15. No Third-Party Beneficiaries. Nothing in this Agreement will be construed as giving any person, other than the parties and their successors and permitted assigns, any right, remedy, or claim under or in respect of this Agreement.

16. Amendment; Waiver. This Agreement cannot be amended or changed, nor any performance, term, or condition waived in whole or in part, except by a writing signed by the party against whom enforcement of the change or waiver is sought. Any term or condition of this Agreement may be waived at any time by the party hereto entitled to the benefit thereof, and any such term or condition may be modified at any time by an agreement in writing executed by each of the parties hereto entitled to the benefit thereof. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

17. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

18. Notices. All notices required or permitted hereunder shall be given and deemed effective in accordance with Section 7(h) of the Employment Agreement.

19. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California, applicable to agreements made and to be performed entirely within such state.

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20. Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provision as applied to other persons, places and circumstances shall remain in full force and effect.

21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Restricted Stock Grant Agreement as of the date first written above.

COMPANY

BRITESMILE, INC.,
a Utah corporation

By:	/s/ A. M. Pilaro
Name:	A. M. PILARO
Title:	Acting CEO and Chairman

RECIPIENT

/s/ Gregg Coccari
Gregg Coccari

SIGNATURE PAGE

TO THE

RESTRICTED STOCK GRANT AGREEMENT

(Gregg Coccari)

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Grant Agreement dated January 9, 2005 between the undersigned and BriteSmile, Inc. (the “Agreement”), the undersigned hereby sells, assigns and transfers to BriteSmile, Inc., a Utah corporation (the “Company”),                                          (            ) shares of the Common Stock of the Company, standing in his name on the books of the Company, represented by Certificate No.      herewith, and does hereby irrevocably constitute and appoint                      attorney to transfer the said stock in the books of the Company with full power of substitution.

Dated:

signature

print name

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the forfeiture provisions set forth in the Agreement without requiring additional signatures.

EXHIBIT B

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to the Internal Revenue Code, to include in gross income for 2005 the amount of any compensation taxable in connection with the taxpayer’s receipt of the property described below.

1.	The name, address, taxpayer identification number and taxable year of the undersigned are:

TAXPAYER’S NAME: ___________________________________________________________________________

SPOUSE’S NAME: ______________________________________________________________________________

TAXPAYER’S SOCIAL SECURITY NO.: ___________________________________________________________

SPOUSE’S SOCIAL SECURITY NO.: ______________________________________________________________

TAXABLE YEAR: ______________________________________________________________________________

ADDRESS: ____________________________________________________________________________________

2.	The property that is the subject of this election is: 160,000 shares of Common Stock (the “Stock”) of BriteSmile, Inc. (the “Company”).

3.	The property was transferred to the undersigned on January 9, 2005.

4.	The property is subject to the following restriction: The Stock is subject to a risk of complete forfeiture if the taxpayer’s continuous service to the Company is voluntarily terminated by taxpayer without good reason or if it is terminated by the Company for cause. The risk of forfeiture lapses as to one-half (½) of the Stock on January 9, 2006 and as to one-half (½) of the Stock on January 9, 2007.

5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is: $ per share x 160,000 shares = $ .

6.	The undersigned paid $0 for the property transferred.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.

The undersigned will file this election with the Internal Revenue Service office in which he files his annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his income tax return for the taxable year in which property is transferred. The undersigned understands that this election will also be effective as an election under California law.

Dated:
Taxpayer
The undersigned spouse of taxpayer joins in this election.

Date:	Spouse of Taxpayer

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